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                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION

                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                 TELEPHONE 415-493-9300 FACSIMILE 415-493-6811

                               December 20, 1996

Quantum Corporation
500 McCarthy Boulevard
Milpitas, CA 95035

     RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 5,110,690 shares of Common Stock $0.01 par value, of Quantum Corporation (the "Shares").

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                          Very truly yours,

                                          /s/ WILSON SONSINI GOODRICH & ROSATI

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                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation